 Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD SECOND QUARTER RESULTS
AND TIGHTENS 2012 EARNINGS GUIDANCE RANGE

Highlights for the quarter include:

•	Sales growth of 7%, including 5% from base business
•	10% increase in operating income
•	13% increase in diluted EPS to a record $1.34
•	Updated 2012 earnings guidance range to $1.75 - $1.82 per diluted share
______________________

COVINGTON, LA. (July 19, 2012) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the second quarter of 2012.

“Overall, second quarter sales and earnings were in line with expectations.  We had much stronger comparative results in both April and May as the season peaked earlier than normal in 2012 due to the unusually mild winter, while June results reflected the shift of sales into the first and early second quarter,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended June 30, 2012 increased 7% to $757.2 million, compared to $706.4 million in the second quarter of 2011.  Base business sales were up 5% despite a 1% unfavorable impact from currency fluctuations.  Base business sales grew 5% on the swimming pool side of the business and 11% on the irrigation side of the business, with growth attributed to market share gains, higher consumer discretionary expenditures, the larger installed base of pools and price inflation.

Gross profit for the second quarter of 2012 improved 5% to $222.4 million from $211.4 million in the comparable 2011 period.  Gross profit as a percentage of net sales (gross margin) declined 50 basis points to 29.4% in the second quarter of 2012.  The decrease in gross margin reflects competitive pricing pressures, a difficult comparison given the benefit last year from the impact of 2011 mid-year vendor price increases, and unfavorable changes in customer mix.

Selling and administrative expenses (operating expenses) increased less than 1% to $114.3 million in the second quarter of 2012 compared to the same period in 2011.   Base business operating expenses were down 2% compared to the second quarter of 2011, as a decrease in employee incentive costs and the impact of currency fluctuations on expenses more than offset a slight increase in other variable costs related to sales growth and higher professional fees and marketing expenses.

Operating income increased 10% to $108.1 million from $97.9 million in the comparable 2011 period, despite a 1% unfavorable impact from currency fluctuations.  Operating income as a percentage of net sales (operating margin) increased 40 basis points to 14.3% for the second quarter of 2012 compared to the same period in 2011.  Interest expense, net was up $0.4 million quarter over quarter due primarily to higher average debt levels.

Net income increased 11% to $64.9 million in the second quarter of 2012 compared to $58.6 million in the second quarter of 2011, while earnings per share was up 13% to $1.34 per diluted share versus $1.19 per diluted share for the second quarter in 2011.  Diluted EPS for the second quarter of 2012 included a negative impact of approximately $0.01 related to foreign currency fluctuations.

Net sales for the six months ended June 30, 2012 increased 10% to $1,119.1 million from $1,019.3 million in the comparable 2011 period.  This growth included a 7% improvement in base business sales, which was partially offset by a 1% unfavorable foreign currency impact.  Gross margin decreased 50 basis points to 29.2% in the first half of 2012 from 29.7% for the same period last year.

Operating expenses were up 4% compared to the first half of 2011, including a 1% increase in base business operating expenses.  Operating income for the first six months of 2012 increased 16% to $114.2 million compared to $98.5 million in the same period last year.

Earnings per share for the first six months of 2012 increased 21% to $1.42 per diluted share on net income of $68.6 million, compared to $1.17 per diluted share on net income of $57.9 million in the comparable 2011 period.  Diluted EPS for the first six months of 2012 included a negative impact of approximately $0.01 related to foreign currency fluctuations.

The balance sheet reflects solid working capital management, with increases compared to June 30, 2011 of just 2% in total net receivables and 3% in inventory levels including the impact from recent acquisitions.  Total debt outstanding at June 30, 2012 was $309.8 million, up $3.8 million compared to June 30, 2011.

Cash provided by operations was $33.5 million in the first half of 2012 compared to cash used in operations of $18.9 million in the first half of 2011.  This favorable change reflects a more normalized inventory purchase and payment cycle in 2012.  In 2011, cash used in operations included payments for tactical inventory purchases made in advance of mid-year vendor price increases.  Share repurchases in the first six months of 2012 totaled $42.1 million, or 1.2 million shares.  Adjusted EBITDA (as defined in the addendum to this release) was $113.5 million in the second quarter of 2012 compared to $102.8 million in the second quarter of 2011, and $124.5 million for the six months ended June 30, 2012 compared to $107.8 million for the six months ended June 30, 2011.

“We are cautious about the outlook for the second half of the year given the early peak of the 2012 season coupled with uncertainty in the economic environment.  As such, we have tightened our earnings guidance range to $1.75 to $1.82 per diluted share from our most recent guidance of $1.75 to $1.85 per diluted share.  We still believe, however, that we have a good shot of achieving a third straight year with greater than 20% earnings per diluted share growth,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 308 sales centers in North America and Europe, through which it distributes more than 160,000 national brand and private label products to roughly 80,000 wholesale customers.  For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales	$757,175	$706,423	$1,119,129	$1,019,312
Cost of sales	534,770	494,984	792,161	716,463
Gross profit	222,405	211,439	326,968	302,849
Percent	29.4%	29.9%	29.2%	29.7%

Selling and administrative expenses	114,271	113,518	212,813	204,352
Operating income	108,134	97,921	114,155	98,497
Percent	14.3%	13.9%	10.2%	9.7%

Interest expense, net	2,200	1,824	3,677	3,469
Income before income taxes and equity earnings	105,934	96,097	110,478	95,028
Provision for income taxes	41,018	37,670	42,055	37,251
Equity earnings in unconsolidated investments	27	150	171	162
Net income	$64,943	$58,577	$68,594	$57,939

Earnings per share:
Basic	$1.38	$1.21	$1.45	$1.19
Diluted	$1.34	$1.19	$1.42	$1.17
Weighted average shares outstanding:
Basic	47,142	48,231	47,330	48,546
Diluted	48,288	49,116	48,430	49,352

Cash dividends declared per common share	$0.16	$0.14	$0.30	$0.27

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2012	2011	$	%

Assets
Current assets:
Cash and cash equivalents	$50,311	$37,218	$13,093	35%
Receivables, net	270,089	266,032	4,057	2
Product inventories, net	402,266	389,763	12,503	3
Prepaid expenses and other current assets	8,437	7,692	745	10
Deferred income taxes	11,737	10,211	1,526	15
Total current assets	742,840	710,916	31,924	4

Property and equipment, net	45,409	38,732	6,677	17
Goodwill	177,103	178,516	(1,413)	(1)
Other intangible assets, net	11,497	12,221	(724)	(6)
Equity interest investments	1,089	1,052	37	4
Other assets, net	29,076	29,113	(37)	–
Total assets	$1,007,014	$970,550	$36,464	4%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$267,990	$247,904	$20,086	8%
Accrued expenses and other current liabilities	87,614	79,794	7,820	10
Current portion of long-term debt and other long-term liabilities	22	100,033	(100,011)	(100)
Total current liabilities	355,626	427,731	(72,105)	(17)

Deferred income taxes	32,139	26,151	5,988	23
Long-term debt	309,813	206,049	103,764	50
Other long-term liabilities	7,058	7,663	(605)	(8)
Total liabilities	704,636	667,594	37,042	6
Total stockholders’ equity	302,378	302,956	(578)	–
Total liabilities and stockholders’ equity	$1,007,014	$970,550	$36,464	4%
                  __________________

1.	The allowance for doubtful accounts was $5.0 million at June 30, 2012 and $5.4 million at June 30, 2011.

2.	The inventory reserve was $9.6 million at June 30, 2012 and $7.5 million at June 30, 2011.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2012	2011	Change
Operating activities
Net income	$68,594	$57,939	$10,655
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,559	4,470	1,089
Amortization	638	898	(260)
Share-based compensation	4,306	4,084	222
Excess tax benefits from share-based compensation	(1,609)	(2,021)	412
Equity earnings in unconsolidated investments	(171)	(162)	(9)
Other	1,248	(2,798)	4,046
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(157,829)	(161,549)	3,720
Product inventories	(13,289)	(40,962)	27,673
Prepaid expenses and other assets	2,612	17	2,595
Accounts payable	88,946	78,192	10,754
Accrued expenses and other current liabilities	34,516	42,953	(8,437)
Net cash provided by (used in) operating activities	33,521	(18,939)	52,460

Investing activities
Acquisition of businesses, net of cash acquired	(4,429)	(2,637)	(1,792)
Purchase of property and equipment, net of sale proceeds	(9,520)	(12,427)	2,907
Other investments	(166)	(113)	(53)
Net cash used in investing activities	(14,115)	(15,177)	1,062

Financing activities
Proceeds from revolving line of credit	345,631	345,049	582
Payments on revolving line of credit	(183,118)	(237,700)	54,582
Payments on long-term debt and other long-term liabilities	(100,012)	(125)	(99,887)
Payments of deferred acquisition consideration	–	(500)	500
Excess tax benefits from share-based compensation	1,609	2,021	(412)
Proceeds from stock issued under share-based compensation plans	7,879	7,826	53
Payments of cash dividends	(14,223)	(13,074)	(1,149)
Purchases of treasury stock	(43,866)	(43,725)	(141)
Net cash provided by financing activities	13,900	59,772	(45,872)
Effect of exchange rate changes on cash	(482)	1,841	(2,323)
Change in cash and cash equivalents	32,824	27,497	5,327
Cash and cash equivalents at beginning of period	17,487	9,721	7,766
Cash and cash equivalents at end of period	$50,311	$37,218	$13,093

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012	2011
Net sales	$739,650	$703,722	$17,525	$2,701	$757,175	$706,423

Gross profit	217,581	210,694	4,824	745	222,405	211,439
Gross margin	29.4%	29.9%	27.5%	27.6%	29.4%	29.9%

Operating expenses	110,329	112,539	3,942	979	114,271	113,518
Expenses as a % of net sales	14.9%	16.0%	22.5%	36.2%	15.1%	16.1%

Operating income (loss)	107,252	98,155	882	(234)	108,134	97,921
Operating margin	14.5%	13.9%	5.0%	(8.7)%	14.3%	13.9%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012	2011
Net sales	$1,090,447	$1,015,387	$28,682	$3,925	$1,119,129	$1,019,312

Gross profit	318,856	301,751	8,112	1,098	326,968	302,849
Gross margin	29.2%	29.7%	28.3%	28.0%	29.2%	29.7%

Operating expenses	205,019	202,820	7,794	1,532	212,813	204,352
Expenses as a % of net sales	18.8%	20.0%	27.2%	39.0%	19.0%	20.0%

Operating income (loss)	113,837	98,931	318	(434)	114,155	98,497
Operating margin	10.4%	9.7%	1.1%	(11.1)%	10.2%	9.7%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
CCR Distribution	March 2012	1	March–June 2012
Ideal Distributors Ltd.	February 2012	4	February–June 2012
G.L. Cornell Company	December 2011	1	January–June 2012
Poolway Schwimmbadtechnik GmbH	November 2011	1	January–June 2012
The Kilpatrick Company, Inc.	May 2011	4	January–June 2012 and May–June 2011
Turf Equipment Supply Co.	December 2010	3	January–February 2012 and January–February 2011
Pool Boat and Leisure, S.A.	December 2010	1	January–February 2012 and January–February 2011

(1)	We acquired certain distribution assets of each of these companies.

We exclude the following sales centers from base business results for a period of 15 months (parenthetical numbers for each category indicate the number of sales centers excluded as of June 30, 2012):

•	acquired sales centers (see table above);
•	existing sales centers consolidated with acquired sales centers (0);
•	closed sales centers (0);
•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business (0); and
•	sales centers opened in new markets (3).

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales.  After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first half of 2012:

December 31, 2011	298
Acquired	5
New locations	5
June 30, 2012	308

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP).  We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2012	2011	2012	2011
Net income	$64,943	$58,577	$68,594	$57,939
Add:
Interest expense (1)	2,200	1,824	3,677	3,469
Provision for income taxes	41,018	37,670	42,055	37,251
Share-based compensation	2,205	2,192	4,306	4,084
Equity earnings in unconsolidated investments	(27)	(150)	(171)	(162)
Depreciation	2,895	2,263	5,559	4,470
Amortization (2)	222	380	443	750
Adjusted EBITDA	$113,456	$102,756	$124,463	$107,801

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.
(2)
Excludes amortization of deferred financing costs of $96 and $74 for the three months ended June 30, 2012 and June 30, 2011, respectively, and $195 and $148 for the six months ended June 30, 2012 and June 30, 2011, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities.  Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2012	2011	2012	2011
Adjusted EBITDA	$113,456	$102,756	$124,463	$107,801
Add:
Interest expense, net of interest income	(2,104)	(1,750)	(3,482)	(3,321)
Provision for income taxes	(41,018)	(37,670)	(42,055)	(37,251)
Excess tax benefits from share-based compensation	(471)	(616)	(1,609)	(2,021)
Other	307	(1,606)	1,248	(2,798)
Change in operating assets and liabilities	(2,622)	(42,925)	(45,044)	(81,349)
Net cash provided by (used in) operating activities	$67,548	$18,189	$33,521	$(18,939)